Telestone Technologies Corporation

NASDAQ GM: TSTC

www.telestone.com


东方信联

Investor Presentation July, 2010

Safe Harbor Statement






Information in this presentation may contain statements about future expectations, plans, prospects or performance of Telestone Technologies Corporation ("Telestone") that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be," "expects," "may affect," "believe," "estimate," "project," and similar words and phrases are intended to identify such forward-looking statements. Telestone cautions you that any forward-looking information provided by or on behalf of Telestone is not a guarantee of future performance.

All such forward-looking statements are current only as of the date on which such statements were made. Telestone does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Chairman's Vision

Mr. Han Daqing, Chairman and CEO

The development of the telecommunication industry enhances our daily lives and also pushes the rapid development and evolution of our society. Our aim is to research and develop telecom resources and make use of them for all the fields of telecommunication. We are proud of the contributions that we have made to our field to date with the support of our investors worldwide.



Investment Highlights






- A leader in local access network solutions for the wireless telecom industry in China:
  - Access solution innovation
  - Equipment R&D and manufacturing
  - Project engineering and services
- Only provider of comprehensive solutions with a nationwide presence and international expansion opportunities.
- Strategically positioned to benefit from ongoing transition from 2G to 3G technologies – $70B earmarked by the Big 3 carriers for 2009 - 2011
- New WFDS technology leads competition in becoming industry standard
- 2010 guidance of $129.4 million in revenues, 80% growth at least, and $22.9 million in net income.





Select Financials






NASDAQ Symbol	**TSTC**
Fiscal Year	December 31
Last-Traded Price (07/09/10)	$9.36
Shares Outstanding	10.5 M
Market Capitalization	$98.7 M
Management Ownership	30.6%
Revenue 2009	$71.9 M ▲ 103.5%
Net Income 2009	$12.5 M ▲ 78.6%
Earnings per share 2009	$1.21 ▲ 77.9%
2010 Revenue Guidance **2010 Net Income Guidance**	$129.4 M ▲ 80.0% $22.9 M ▲ 83.2%

TSTC's Business Segment in the Telecom Industry



Information Consumers
Terminal Products
(Handset Telephone Computer TV Set etc)
Access Network
(BTS, IBS, Femtocell, LAN, WLAN,
Twist Cable, FTTH, CATV)
Core Network
(Backbone Network)
SARFT

We build Local Access Networks for carriers and building owners

Telestone's Integrated Operations


Access
Network
Solutions
R&D
Telestone
Equipment
R&D and OEM
System
Engineering &
Services



Research and Development

- Over 100 R&D specialists in application systems, solutions, products and components on IP Data, RF and Optics field, some of them are industry experts in telecommunications
- Approximately 60 engineers: 20 focused on solutions and 40 on products
- 13 patents received, 17 in later stages of approval, 22 in application process, including 29 in solution technology, 20 in products, 3 in design and process techniques, for a total of 52







R&D and Products



Products

- IP rights for over 400 products in 8 categories
- Hardware products include: RF Passive based, RF Active based, IP data based, Fiber-Optics Based and Accessories
- Software products include: AN based NMS, User based BOSS and User application management systems


总装线















Key Market Drivers in Access Network






1 Increasing in # of information consumers

- Growing number of Mobile users and Data Users worldwide. 747 million mobile users in China vs. 276 million in the U.S. 20%+ CAGR since 2005
- Increasing demand in network coverage leads to higher investment in access network

Source: www.miit.gov.cn

2 Emerging information service products

- More products & applications that need be delivered or transmitted
- The above are driving the upgrades of 3G network and broadband fixed line network. Government budget of $41 billion in 3G upgrade for 2009 and 2010, with $22 billion for 2009 alone

Source: www.cnii.com.cn

3 Driven by Unification network

- Government directive to accelerate the integration of telecommunication network, TV broadcasting network and internet (1/13/2010)
- Telestone's research and technology well positioned to capture the opportunities
- Unification access network provides the right solution for both carriers and property owners.

Merger of Three Networks into One



- The State Council issued a directive to accelerate the integration of three Networks (Telecommunications, TV & Radio Broadcasting and Internet) into one with a 5-year plan and supporting policies (1/13/2010)
- The directive opened significant market opportunities for the players in the information network industry
- Government and industry spending likely to accelerate follow the policy directive
- Dozens of the companies in the sector trading in the Chinese stock exchanges had trading halts (10% price moves) or significant price appreciations after the announcement of the directive
- Telestone anticipated such policy moves and has strategically positioned its technologies to benefit such moves – Unification Network Solution including cellular signals, CATV, broadband data and "internet of things".

Services Currently Provided by the Carriers






Service / Carriers	To personal		To home/office		
	2G Network	**3G Network**	**Fixed line Network**	**Fixed IP data Network**	**TV Network**
China Mobile	Done	On going	TBD	TBD	Study
China Unicom	Done	On going	Done in North TBD in South	Done in North TBD in South	Study
China Telecom	Done	On going	Done in South TBD in North	Done in South TBD in North	Study
China MBT	?	?	Planning	Planning	Upgrade

Service providers need a unified access network solution!

Telestone

New Patented Technology
Wireless Fiber-Optic Distribution System – WFDS™



- WFDS™ is a new proprietary technology developed by Telestone Technologies
- WFDS™ is Unified Access Network (UAN) which can carry all types of networks signals by one Wireless Fiber-Optic Distribution System.
- The only UAN technology can carry all service networks signals and is cost-effective, performance, scalable, quickly-installed, centrally-managed, easily-maintained, 4G and forward compatible.
- Expected to become the industry standard.
- WFDS™'s "multiple play" capabilities address domestic and international demand, approved by the US FCC in Sept 2009.
- 37 WFDS™ installations in China to date as of March 31, 2010
  - Combined with RF and optics technologies, WFDS™ provide UAN function for following service network: 2G and 3G wireless signal coverage in and out building
  - High-speed IP Internet
  - CATV programming
  - Information application system based on video, audio and data

Advantage of WFDS™ Technology

Traditional Multi-Network User Access


WIFI
Internet

Each information service system builds own
Independent user access

New, Integrated Access


监控系统
电信业务
电视
Internet

Build one set of network to access all
information services

Sample Project





Anhui Wangcheng Building

- The total area is 45,000 square meters and located in a dense area which is covered by many BTS and surrounded with lower buildings
- Telestone utilized unique WFDS™ system to provide access coverage to the building

Project Process

1. Local office awarded project
2. Submit project plan and budget for HQ approval
3. Manufacturing of system components at HQ and shipping to the site
4. Installation of the system on site
5. Client inspection, sign-off for acceptance, and Telestone invoicing
6. 24-month warranty and maintenance

Typical Project Implementation Time:

3 - 6 months

Project Revenue Range:

$20,000 to $50,000 for RFPA Technology

$100,000 to $500,000 for WFDS™

Typical Project Cycle & Contract Payment

After Implementation and Sign Off

↓

FIRST PAYMENT
4--9 Month Payment

60-70% of Invoice Paid

↓

SECOND PAYMENT
9-12 Month Payment

20% - 30% of invoice due

↓

PERFORMANCE HOLD-BACK
12-24 Month Warranty Period

5-15% Final Payment

Telestone

Revenue and Net Profit Growth
(in $ millions)



$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$21.70
$4.60
$33.60
$6.00
$35.30
$7.10
$71.90
$12.50
$129.40
$22.90
2006
2007
2008
2009
2010G
Revenues
Net Income

FY2009 Revenue Breakdown


1.71%
7.41%
45.40%
45.48%
China Mobile
China Unicom
China Telecom
Others

Statement of Operations
(in Thousands)



	2008	2009	Change	1Q2010	Change
Revenues	35,329	71,879	103.5%	$11.1	41.0%
Cost of revenues	17,133	41,402	141.7%	$6.2	59.1%
Gross profit	18,196	30,477	67.0%	$4.9	5.1%
Gross profit margin	51.5%	42.4%		44.1%	
Operating Expenses	9,252	14,700	58.9%	$2.7	28.6%
Profit before income tax	8,823	15,892	80.1%	$6.0	87.5%
Income tax expense	(1,774)	(3,354)	89.1%	$0.3	(40.0%)
Non-GAAP Net income*	7,049	12,538	77.9%	$1.5	28.3%
Net profit margin	20.0%	17.4%		13.5%	

* Non-GAAP excludes the non-cash charges associated to $2.6 million in stock-based compensation.

Summary Balance Sheet






Balance Sheet ($ in thousands)	12/31/09	03/31/10
Assets		
Cash and cash equivalents	11,233	10,011
Accounts receivable	89,005	90,427
Inventory	4,442	5,061
Total current assets	**112,440**	**112,144**
Long Term Accounts Receivable	-	-
Property and equipment, net	1,181	1,191
Intangibles, net	3,119	3,119
Total assets	**116,740**	**116,454**
Liabilities & Shareholders' Equity		
Total Current Liabilities	51,662	49,905
Total Stockholders' Equity	**65,078**	**66,549**
Total Liabilities & Equity	**116,740**	**116,454**

Core Competencies and Growth Strategies



- Invest in R&D to maintain competitive edge
- Focus on the future of the technology and industry development
- Expand WFDS™ technology product portfolio and applications
- Positioned Solution Provider.

China Market

- Consolidated relationships with the Big 4 Carriers for 3G, IP and CATV
- Promoting WFDS™ advantages on "3 in 1" network upgrade opportunity

International Market

- Traditional equipments to developing countries
- WFDS™ products to developing and developed countries

R&D

- Keep more investment on Tech
- Consummate WFDS™ products family
- Starting up "Access to things" R&D
- R&D new business Model---UAN BOT

Management Team






Mr. Han Daqing, Chairman and CEO

Mr. Daqing Han, founder, Chairman and CEO, has extensive knowledge of the telecommunications industry in China through over 25 years of experience. Mr. Han and most of our senior management have worked together as a team for over 13 years and have successfully built the business and increased revenue from $21.7 million in 2006 to $71.0 million in 2009.

Ms. Xiaoli Yu, CFO

Ms. Yu has 12 years of experience at Telestone and has held various positions at the Company during her tenure. From 2001 to 2005, Ms. Yu was Treasurer of the Company. From 2005 to 2008, Ms. Yu was the accountant manager of the Company's equipment business. In 2008, she headed the Company's Yunnan branch office, and was promoted to Financial Controller in 2009. Ms. Yu holds a Bachelor's degree in Accounting from Dongbei University of Finance and Economics.

Mr. Goubin Pan, President

Mr. Pan assumed the role of President of Telestone in May 2010 and manages the Company's operations while driving implementation of the strategy to expand Telestone's carrier centric business. Mr. Pan has been with Telestone for 10 years and served as vice president of the Company. Prior to joining Telestone, Mr. Pan was the engineer and product manager of Tianjin Photoelectricity 754 Factory. Mr. Pan is a graduate of Xidian University with a degree in Computer Applications.

Ms. Winnie Wan, CPA VP of Finance

Ms. Wan was appointed VP of Finance in July of 2010. She is a certified public accountant in Illinois,USA and received her MBA from Murdoch University in Australia. Ms. Wan has held a number of positions as a CFO, chief accountant, controller and staff accountant for private companies in the US, Canada, China and Hong Kong. Ms. Wan is fluent in Mandarin, Cantonese and English.

Investment Summary






- Provider of access solutions to China's Big 3 Wireless Carriers
- Services 30 provinces and cities in China
- Growth from massive government-sponsored 3-G network build-out
- Focus on R&D to keep industry leadership position and high margins
- New WFDS™ technology provides higher margin revenues, leads competitors, provides "unified network solution" to the market and expands market shares
- Telecommunication expertise amongst management team
- International markets growth opportunities

Contact Us






Company:
Ms. Winnie Wan, VP of Finance
8610- 8367 0088
wanchanghong@telestone.com

Legal :
Mr. Jiannan Zhang
Caldwader Beijing
8610- 6599 7270
Jiannan.zhang@cwt.com

Investor Relations:
Mr. John Mattio
HC International, CT and NY
(203) 616-5144
John.mattio@hcinternational.net

Auditor:
MAZARS Ltd. HK
42nd Floor Central Plaza
18 Harbour Road
Wanchai, HK
(852) 2909 5555